Execution Copy

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

RICHARD LI

AND

SHANGHAI CENTURY ACQUISITION CORPORATION

Dated: February 20, 2007

STOCK PURCHASE AGREEMENT, dated as of February 20, 2008, by and between Richard Li (the “Seller”) and .Shanghai Century Acquisition Corporation, a company formed under the laws of the Cayman Islands (the “Buyer”).

WITNESSETH:

WHEREAS, the Seller owns one hundred (100%) percent of the issued and outstanding shares (the “Shares”) of common stock, HK$1.00 par value per share (the “Common Stock”), of Asia Leader Investments Limited, a company formed under the laws of the Special Administrative Region of Hong Kong (the “Company”); and

WHEREAS, the Company has entered into a joint venture agreement dated as of the date hereof (the “Joint Venture Agreement”) with RAD International Investment Fund Ltd., a company formed under the laws of the Bahamas (“RAD”), providing for the establishment of New Goal International Limited, a company formed under the laws of the Hong Kong Special Administrative Region, to engage in certain financing leasing arrangements and other leasing services (the “Joint Venture”); and

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer and the Seller hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Buyer” has the meaning specified in the recitals to this Agreement.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the recitals to this Agreement.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Governmental Authority” means any central, provincial, or local (in the Peoples’ Republic of China, including, for these purposes, the Special Administrative Region of Hong Kong) or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Joint Venture” has the meaning specified in the recitals to this Agreement.

“Joint Venture Agreement” has the meaning specified in the recitals to this Agreement.

“Law” means any central, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or un-matured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Loss” has the meaning specified in Section 7.01.

“Material Adverse Effect” means any circumstance, change in, or effect on the business of the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business of the Company and : (a) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or (b) could adversely affect the ability of the Buyer or the Company to operate or conduct any lawful business. With respect to Section 3.03 only, “Material Adverse Effect” means any circumstance, change in, or effect on the business of the Seller that, individually or in the aggregate, could adversely affect the ability of the Seller to authorize, execute or perform under this Agreement. With respect to Section 4.02 only, “Material Adverse Effect” means any circumstance, change in, or effect on the business of the Buyer that, individually or in the aggregate, could adversely affect the ability of the Buyer to authorize, execute or perform under this Agreement.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Purchase Price” has the meaning specified in Section 2.02.

“RAD” has the meaning set forth in the recitals to this Agreement.

“Seller” has the meaning specified in the recitals to this Agreement.

“Shares” has the meaning specified in the recitals to this Agreement.

“Stockholder Approval” means the approval of a majority of the shareholders present in person or by proxy at an extraordinary meeting of the members of the Buyer of the acquisition of the Shares as contemplated herein.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, free and clear of any Encumbrance the, Shares constituting one hundred (100%) percent of the Company’s outstanding capital stock.

SECTION 2.02 Purchase Price. The total purchase price for the Shares shall be (i) cash in the amount of US$300,000 in immediately available funds and (ii) the assumption by the Buyer of all of the Company’s obligations and responsibilities under the Joint Venture Agreement, including without limitation the Company’s obligation to make a cash capital contribution in an amount up to US$70,000,000 to the Joint Venture subject to the terms and conditions of the Joint Venture Agreement (the “Purchase Price”).

SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of the Buyer at 23rd Floor, Shun Ho Tower, 24-30 Ice House Street, Central Hong Kong at 10:00 A.M. Hong Kong time on the business day on which the last of the conditions to the obligations of the parties set forth in Article VI to be fulfilled on or prior to the Closing is satisfied or waived by the relevant party, or at such other place or at such other time or on such other date as the Seller and the Buyer may agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The parties shall ensure that the Closing Date shall be the same date as the Contribution Date set forth in Section 3.4 of the Joint Venture Agreement.

SECTION 2.04 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

(a) stock certificates evidencing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Buyer and with all required stock transfer tax stamps affixed;

(b) a receipt for the Purchase Price; and

(c) the opinions, certificates and other documents required to be delivered pursuant to Section 6.02.

SECTION 2.05 Closing Deliveries by the Buyer. At the Closing, the Buyer shall deliver to the Seller:

(a) the Purchase Price of which US$300,000 shall be wired transferred to the bank and account designated by the Seller at least three (3) business days before the Closing Date;

(b) a joinder agreement to the Joint Venture Agreement assuming all obligations of the Company thereunder; and

(c) the opinions, certificates and other documents required to be delivered pursuant to Section 6.01 and certified copies of the legal opinions set forth in Section 3.4.1(f) of the Joint Venture Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

As an inducement to the Buyer to enter into this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

SECTION 3.01 Title to the Shares, etc. The Seller has good and marketable title to the Shares, free and clear of any Encumbrance. The Shares have been legally and validly issued are fully paid and nonassessable. Except pursuant to this Agreement, the Seller has no agreement, arrangement, or understanding with respect to the Shares or the Seller’s ownership thereof.

SECTION 3.02 Ownership of Joint Venture. The Company owns, free and clear of any Encumbrance, sixty-seven (67%) percent of all of the Joint Venture’s issued and outstanding shares and the Joint Venture’s ownership interests and, directly or indirectly, such Joint Venture’s tangible and intangible assets, brand names, trademarks, distribution networks, patents, technology, receivables, inventory and/or contracts.

SECTION 3.03 No Seller Conflict. The execution, delivery and performance of this Agreement by the Seller do not and will not (a) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller or any of his assets, properties, or business, or require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller.

SECTION 3.04 Organization, Authority and Qualification of the Company. The Company is a company duly organized, validly existing and in good standing under the laws of the Special Administrative Region of Hong Kong and has all necessary power and authority to: (a) enter into contracts and agreements into which it has entered, including without limitation the Joint Venture Agreement, and the agreements contemplated in the Joint Venture Agreement to which the Company is a party; and (b) own, operate or lease the properties and assets now owned, operated, or leased by it. All corporate actions necessary for the Company to execute, deliver and implement this Agreement and the Joint Venture Agreement have been duly taken by the Company, and the Company has not taken any action that in any respect conflicts with, constitutes a default under, or results in a violation of any provision of its organizational documents, this Agreement or the Joint Venture Agreement.

SECTION 3.05 Capital Stock of the Company; Ownership of the Shares.

(a) The authorized capital stock of the Company consists of 10,000 shares of Common Stock. As of the date hereof, one (1) share of Common Stock is issued and outstanding, which is validly issued, fully paid and nonassessable, and the issuance of such share does not violate any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to unissued capital stock of the Company or obligating any Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company has not taken any action in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution, or liquidation, except as contemplated by this Agreement. The Shares constitute one hundred (100%) percent of the issued and outstanding capital stock of the Company, and, upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Buyer in the stock records of the Company, the Buyer, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own one hundred (100%) percent of the issued and outstanding capital stock of the Company. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable.

(b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

SECTION 3.06 Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Company to the Buyer.

SECTION 3.07 Full Disclosure. The Seller is not aware of nor does it have any constructive knowledge of any facts pertaining to the Company that affect adversely the Company or which are likely in the future to affect the Company adversely, except as disclosed in this Agreement or otherwise known to the Buyer. No representation or warranty of the Seller in this Agreement or any statement or certificate furnished or to be furnished to the Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under such statements are made or omitted.

SECTION 3.08 Limitation to the Company. The representations and warranties by the Seller from Section 3.01 to Section 3.07 shall not be interpreted to include any representation and warranty in respect of the transactions contemplated in the Joint Venture Agreement. The Seller shall not rely on the foregoing representations and warranties to make its investment into the Joint Venture.

SECTION 3.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE BUYER

As an inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

SECTION 4.01 Organization and Authority of the Buyer. The Buyer is a company duly organized, validly existing, and in good standing under the laws of the Cayman Islands and has all necessary corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite action on the part of the Buyer. This Agreement shall have been duly executed and delivered by the Buyer, and (assuming due authorization, execution, and delivery by each other party thereto) constitutes a legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

SECTION 4.02 No Conflict. The execution, delivery and performance of this Agreement by the Buyer do not and will not (a) violate, conflict with or result in the breach of any provision of the charter, bylaws, or similar organizational documents of the Buyer, (b) conflict with or violate any Law or Governmental Order applicable to the Buyer or require any consent, approval, authorization, or other order of, action by, filing with, or notification to any Governmental Authority, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Buyer that would have a Material Adverse Effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement, assuming in the case of the foregoing clauses (a) and (c) that the receipt of the Stockholder Approval shall have been obtained prior to the consummation of the purchase of the Shares.

SECTION 4.03 Investment Purpose. The Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

SECTION 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

SECTION 4.05 Due Diligence. The Buyer has done its own due diligence of the Company and the Joint Venture including without limitation review and full understanding of the terms and conditions of the Joint Venture Agreement and the transactions contemplated therein, which Joint Venture Agreement is to be entered into by the parties thereto simultaneously with the signature of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of Business Prior to the Closing. The Seller covenants and agrees, that, between the date hereof and the time of the Closing, the Company shall not conduct any business, except to consummate the transactions contemplated by this Agreement and the Joint Venture Agreement or as required to comply with applicable law, rule or regulation. Without limitation, since January 1, 2008:

(a) except to consummate the transactions contemplated by the Agreement and the Joint Venture Agreement, the Company has not incurred and shall not incur any liability or commitment or any contingent liability or commitment (whether due before or after the Closing) or become party to any agreement; and

(b) except for the Shares, the Company has not issued and shall not issue prior to the Closing or the termination of this Agreement any capital stock.

SECTION 5.02 Exclusivity; Confidentiality; Cooperation. Until the Closing or termination of this Agreement:

(a) The Seller shall not suffer or permit his employees, representatives, agents, investment bankers, advisors, accountants, attorneys or Affiliates to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or would be reasonably expected to lead to a proposal or for a stock purchase, asset acquisition, merger, consolidation or other business combination involving the Company or the Joint Venture, any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of, the Company or the Joint Venture (an “Alternative Proposal”) from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal. Seller shall notify the Buyer orally and in writing of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within 48 hours after the receipt thereof, and shall keep the Buyer informed of the status and details of any such inquiry, offer or proposal. Seller shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by them or by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.

(b) except in connection with the public filings of the Buyer in accordance with the securities laws and regulations of the United States or in the press releases and public announcements to be made by the Buyer or in connection with any dispute between the parties and subject to any obligation to comply with (i) any applicable law, (ii) any rule or regulation of any Governmental Entity or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by a party through its own independent investigations of the other party or received by a party from a source not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party, nor to any information obtained by a party which is generally known to others engaged in the trade or business of such party. In the event a party to this Agreement becomes legally compelled to disclose any such information, it shall promptly provide the others with written notice of such requirement so that the other parties to this Agreement may seek a protective order or other remedy. If this Agreement shall be terminated for any reason, the parties shall return or cause to be returned to the others all written data, information, files, records and copies of documents, worksheets and other materials obtained by such parties in connection with this Agreement.

(c) Each of the parties shall use reasonable efforts to cause the satisfaction of the conditions to the obligation of the other parties to consummate the transactions contemplated by this Agreement and otherwise to cause the Closing to occur, including in making all required filings with or obtaining any approval from all required Government Authorities and notices to or obtaining required consents of other third parties. In this regard, Seller will cooperate and cause the Company and its professionals to cooperate with Buyer to facilitate Buyer’s legal, financial, and operational due diligence of the Company and the Joint Venture.

SECTION 5.03 Public Disclosure. Until the Closing or termination of this Agreement, only the Buyer shall be permitted to make any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, except the Buyer shall use its commercially reasonable efforts to advise the Seller before issuing such press release or making such public statement or disclosure.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Seller, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date; the Buyer shall have performed all obligations under this Agreement required to be performed by it as of the Closing; and the Seller shall have received a certificate from the Buyer to such effect signed by a duly authorized officer thereof;

(b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any Seller, the Company, or the Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement that, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions.

(c)Resolutions. The Seller shall have received a true and complete copy, certified by a director of the Buyer, of the resolutions duly and validly adopted by the Board of Directors of the Buyer evidencing its authorization of the execution, delivery, and performance of this Agreement.

(d) Purchase Price. The Seller shall have received the US$300,000 from the Buyer and a certificate signed by a duly authorized director of the Buyer that the Buyer assumes of the Company’s obligations and responsibilities under the Joint Venture Agreement.

(e) Board of Directors of the Buyer. Kevin Ma and the Buyer shall have agreed on the initial directors of the Board of the Buyer.

SECTION 6.02 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the waiver by the Buyer, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties, and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing; the Seller and the Company shall have performed all obligations under this Agreement required to be performed by it as of the Closing and the Company shall have performed all obligations under the Joint Venture Agreement as of the Closing.

(b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against the Seller or the Company seeking to restrain or materially and adversely alter the transactions contemplated hereby or the transactions contemplated in the Joint Venture Agreement which the Buyer believes, in its reasonable, good faith determination, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or that could have a Material Adverse Effect.

(c) Consents and Approvals. The Buyer, the Company, and the Seller shall have received or made, each in form and substance satisfactory to the Buyer in its reasonable, good faith determination all required filings and approvals from all Government Authorities and notices to or required consents of any other third parties (including the Stockholder Approval) that the Buyer shall deem appropriate for the consummation of the transactions contemplated by this Agreement.

(d) Resignations. The Buyer shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company, except for such persons as Buyer shall have designated, and such persons as Buyer shall have designated shall have been elected as directors and officers of the Company, to be effective as of the Closing.

(e) Organizational Documents. The Buyer shall have received a copy of the Memorandum and Articles of Association, as amended (or similar organizational documents), of the Company and accompanied by a certificate of the Secretary or Assistant Secretary of such entity, dated as of the Closing Date, stating that no amendments have been made to such Memorandum and Articles of Association (or similar organizational documents) since such date.

(f) Minute Books. The Buyer shall have received a copy of the minute books and stock register of the Company, certified by a Secretary or Assistant Secretary of the Company as of the Closing Date;

(g) Good Standing; Qualification to Do Business. The Company shall use its reasonable best efforts to obtain good standing certificates for the Company from the responsible official of the jurisdiction in which such entity is incorporated or organized and from the responsible official in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation as applicable, in each case dated not more than thirty (30) days before the Closing Date.

(h) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

(i) Employment Agreements. The Buyer shall have received the duly executed original of the employment agreement between Kevin Ma and Shanghai Century Acquisition Corporation substantially in the form of Exhibit A and an executed employment agreement between Vincent Chan and Shanghai Century Acquisition Corporation.

(j) Option to Purchase. The Buyer shall have received the duly executed original of the Company’s notice to RAD dated on or before the Closing Date to exercise its option to purchase all of RAD’s shares of the Joint Venture.

(k) Resolutions. The Buyer shall have received a true and complete copy, certified by a director of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution, delivery, and performance of this Agreement.

(l) Opinion. The Buyer shall have received from Hong Kong counsel to the Seller a legal opinion addressed to the Buyer with respect to Hong Kong legal matters in form and substance reasonably satisfactory to the Buyer and its counsel dated the Closing Date.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01 Indemnification. The Seller will indemnify and hold the Buyer and its directors, officers, employees and consultants harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by him in this Agreement. Notwithstanding the foregoing, the maximum and sole liability of the Seller under this Section 7.02 and this Agreement shall be a full refund to the Buyer of the Purchase Price of US$300,000.

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.01 Termination. Without limiting any other remedy available to any party, this Agreement may be terminated at any time prior to the Closing:

(a) by the Buyer, if there shall be or have been any breach of any representation, warranty, or covenant made in this Agreement by the Seller or any condition in Section 6.02 shall not have been satisfied as of the Closing;

(b) by the Seller if there shall be or have been any breach of any representation, warranty, or covenant made in this Agreement by the Buyer or any condition in Section 6.01 shall not have been satisfied as of the Closing;

(c) by either party not at fault, if the Closing shall not have occurred by April 28, 2008.

SECTION 8.02 Effect of Termination. If this Agreement is terminated, no party will have any liability or further obligation to any other party to the Agreement, except for any liability arising out of any knowing, willful or fraudulent breach of this Agreement prior to such termination.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer, whether or not the Closing shall have occurred. In addition, in the event the Seller is obligated under terms and conditions of the Joint Venture Agreement to pay a non-performance fee to RAD pursuant to Section 10.6 of the Joint Venture Agreement due to the failure of the cash capital contribution of the Company set forth in Section 3.1.1 to be made prior to April 30, 2008 and regardless of whether the Closing shall have place in respect of this Agreement or this Agreement shall have been terminated pursuant to Section 8.01, then Buyer shall be directly responsible for the payment of such non-performance fee to RAD. Buyer’s obligation in the preceding sentence relating to the fee payable to RAD is subject to the factual basis for the payment having become due being unrelated to the failure of Seller to observe his obligations hereunder or the Company under the Joint Venture Agreement. This Section 9.01 shall survive termination of this Agreement.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02) :

(a) if to the Seller:

Richard Li
Shunyi Qu, Tianzhu, Liyuan Street
Rits Garden 2012, Beijing 101312

Fax: (010) 6450 9420

(b) if to the Buyer:

Shanghai Century Acquisition Corporation
23rd Floor, Shun Ho Tower
24-30 Ice House Street
Central Hong Kong
Fax: (852) 2851-9088
Attention: Franklin D. Chu, Co-Chief Executive Officer

SECTION 9.03 Public Announcements. Subject to Section 5.03, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party.

SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Buyer with respect to the subject matter hereof and thereof.

SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Buyer (which consent may be granted or withheld in the sole discretion of the Seller or the Buyer); provided, however, that the Buyer may assign this Agreement to an Affiliate of the Buyer without the consent of the Seller provided that any such assignee shall become a party to this Agreement and make the representations of the Buyer contained herein on or prior to the effective date of such assignment.

SECTION 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of the parties hereto.

SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any principles of conflicts of laws that would result in the application of the law of any other jurisdiction.

SECTION 9.11 Dispute Resolution. Any dispute arising out of or in connection with this Agreement shall be finally settled by arbitration under the Rules of the Hong Kong International Arbitration Centre (the “Arbitration Centre”) by three (3) arbitrators appointed as follows: one (1) arbitrator shall be appointed by the Seller, one (1) arbitrator shall be appointed by the Buyer and the third arbitrator shall be appointed jointly by the two arbitrators appointed by the Seller and the Buyer. If such two arbitrators fail to appoint the third arbitrator within thirty (30) days, then such third arbitrator shall be appointed by the chairman of the Arbitration Centre. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The arbitration awards shall be final and binding upon the parties. The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including each party’s attorneys’ fees and costs), shall be borne by the unsuccessful party or, at the discretion of the arbitrators, may be prorated between the parties in such proportion as the arbitrators determine to be equitable and shall be awarded as part of the arbitrators’ award.

SECTION 9.12  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Richard Li
RICHARD LI

SHANGHAI CENTURY ACQUISITION CORPORATION

By	/s/ Franklin Chu
Name:	Franklin Chu
Title:	Co-Chief Executive Officer

EXHIBIT A

FORM OF EMPLOYMENT AGREEMENT BETWEEN KEVIN MA
AND SHANGHAI CENTURY ACQUISITION CORPORATION